UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 10-QSB
_________________________

☒                                  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended October 31, 2007

OR

☐                                  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 0-50356

EAST COAST DIVERSIFIED CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	55-0840109
(State of Incorporation)	(I.R.S. Employer Identification No.)

1475 West Cypress Creek Road, Suite 202, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (786) 777-0808

Securities Registered Pursuant to Section 12(g) of The Act: Common Stock, $0.001

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

On December 14, 2007, the Registrant had 8,816,216 shares of common stock, par value $0.001 outstanding.

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒

TABLE OF CONTENTS

Item	Description	Page
PART I - FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS.	3
ITEM 2.	MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION.	3
ITEM 3.	CONTROLS AND PROCEDURES.	4

PART II - OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS.	4
ITEM 2.	CHANGES IN SECURITIES.	4
ITEM 3.	DEFAULT UPON SENIOR SECURITIES.	4
ITEM 4.	SUBMISSION OF MATERS TO A VOTE OF SECURITY HOLDERS.	4
ITEM 5.	OTHER INFORMATION.	4
ITEM 6.	EXHIBITS AND REPORTS ON FORM 8-K.	4

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS Back to Table of Contents

The Registrant's financial statements for the three and six-month periods ended October 31, 2007 and 2006 are attached to this quarterly report.

Financial Statements

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION Back to Table of Contents

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview

The Company has not generated any revenues from its operations during the three ans six month period ended October 31, 2007 and 2006.

General and Administrative Expenses

During the three and six-month period ended October 31, 2007, the Company had operating expenses of $114,059 and $209,402 compared to $108,185 and 217,385 during the same periods in the prior year. Our operating expenses consist mainly of professional fees, general and administrative expenses.

Interest Expense

We had interest expenses during the three and six-month period ended Ocotber 31, 2007 of $11,927 and $23,752, respectively. Our interest expenses for the three and six months ended Ocotber 31, 2006 were $10,429 and $18,316, respectively.

Net Loss

Our net loss during the three and six-month period ended Ocotber 31, 2007 was $125,986 and $233,154, respectively, as compared to net loss of $118,608 and $235,279 during the same periods in the prior year.

Liquidity and Capital Resources

While we are dependent upon interim funding provided by management and/or affiliated parties to pay professional fees and expenses, we have no written finance agreement with management and/or affiliated parties to provide any continued funding. However, we may need to raise additional funds through a the issuance of debt or equity securities if additional funds are required to execute our business plan. During the six-month period ended October 31, 2007, we received proceeds of $34,705 through the issuance of convertible notes to management.

At October 31, 2007, we had $678 in current assets and had $1,65,587 in current liabilities. On October 31, 2007, our negative working capital was $1,651,909. We had $524,515 in total assets and $2,062,258 in total liabilities at October 31, 2007.

There are no limitations in the Company's articles of incorporation on the Company's ability to borrow funds or raise funds through the issuance of restricted common stock. The Company's limited resources and lack of having cash-generating business operations may make it difficult to borrow funds or raise capital. The Company's limitations to borrow funds or raise funds through the issuance of restricted capital stock may have a material adverse effect on the Company's financial condition and future prospects, including the ability to execute its business plan. To the extent that debt financing ultimately proves to be available, any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

ITEM 3. CONTROLS AND PROCEDURES Back to Table of Contents

Evaluation of disclosure controls and procedures. As of October 31, 2007, the Company's chief executive officer and chief financial officer conducted an evaluation regarding the effectiveness of the Company's disclosure controls and procedures (as defined in Rules 13a-15(e) or 15d-15(e) under the  Exchange Act. Based upon the evaluation of these controls and procedures, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this report.

Changes in internal controls. During the quarterly period covered by this report, no changes occurred in our internal control over financial reporting that materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS Back to Table of Contents

The Registrant's officers and directors are not aware of any threatened or pending litigation to which the Registrant is a party or which any of its property is the subject and which would have any material, adverse effect on the Registrant.

ITEM 2. CHANGES IN SECURITIES Back to Table of Contents

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES Back to Table of Contents

None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS Back to Table of Contents

None.

ITEM 5. OTHER INFORMATION Back to Table of Contents

None.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K Back to Table of Contents

(a) The following documents are filed as exhibits to this report on Form 10-QSB or incorporated by reference herein.

Exhibit No.	Description
31.1	Certification of CEO pursuant to Rule 13a-14(a) or 15d-14(a) of the Exchange Act pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of CFO pursuant to Rule 13a-14(a) or 15d-14(a) of the Exchange Act pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of CEO pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of CFO pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(b) Reports on Form 8-K during the quarter covered by this report: The Registrant did not file a Form 8-K during the quarter ended October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

/s/ Richard Margulies
Richard Margulies
   Chief Executive Officer
  Dated: December 19, 2007

/s/ Frank Rovito
Frank Rovito
   Chief Financial Officer
   Dated: December 19, 2007

EAST COAST DIVERSIFIED CORPORATION AND CONSOLIDATED SUBSIDIARIES
(A Development Stage Company) Back to Table of Contents
Consolidated Balance Sheets
October 31, 2007 and April 30, 2007

	October 31, 2007	April 30, 2007
ASSETS
Current assets:
Cash and equivalents	$678	$2,070
Total current assets	678	2,070

Leasehold improvements, (net of accumulated amortization of $0)	430,373	430,373

Other assets:
Restricted cash	-	-
Cost of liquor license	93,464	93,464
Total other assets	93,464	93,464

Total assets	$524,515	$525,907

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts and accrued expenses and compensation payable	$843,995	$676,578
Current portion, convertible notes payable, officers	633,272	595,002
Current portion, convertible note payable, related party	80,823	80,823
Accrued interest	94,497	70,870
Total current liabilities	1,652,587	1,423,273

Non-current liabilities:
Convertible note payable, related party	327,774	327,774
Convertible notes payable, officers	6,293	9,858
Deferred rent expense	75,604	69,591
Total non-current liabilities	409,671	407,223

Total liabilities	2,062,258	1,830,496

Minority interest in Miami Renaissance Partners, Ltd., a partnership subsidiary	122	122

Stockholders' deficit:
Preferred stock, par value 0.001 par value, 1,000,000 authorized
167,650 and 0 issued and outstanding, respectively	168	168
Common stock, $0.001 par value, 74,000,000 shares authorized;
8,816,216 shares issued and outstanding	8,816	8,816
Additional paid-in capital	2,285,677	2,285,677
Accumulated deficit	(3,812,026)	(3,578,872)
Less: stock subscription receivable	(20,500)	(20,500)
Total stockholders' deficit	(1,537,865)	(1,304,711)
Total liabilities and stockholders' deficit	$524,515	$525,907

See the summary of significant accounting policies and the accompanying notes to the financial statements.

EAST COAST DIVERSIFIED CORPORATION AND CONSOLIDATED AFFILIATE
(A Development Stage Company) Back to Table of Contents
Consolidated Statements of Operations (During the Development Stage)

						For the Period
	Three Months	Three Months		Six Months	Six Months	From Inception
	ended	ended		ended	ended	(April 26, 2006) to
	October 31, 2007	October 31, 2006		October 31, 2007	October 31, 2006	April 30, 2007

Revenues	$-	$-	$		$-	$-
Operating expenses:
Consulting fees and services
satisfied by issuance of common stock	-	-		-	-	52,500
Selling, general and administrative	114,059	108,185		209,402	217,385	434,028
Total operating expenses	114,059	108,185		209,402	217,385	486,528
Net loss from operations during development stage	(114,059)	(108,185)		(209,402)	(217,385)	(486,528)

Other income (expenses):
Interest income	-	4		-	544	544
Interest expense	(11,927)	(10,433)		(23,752)	(18,316)	(43,283)
Total other expenses	(11,927)	(10,429)		(23,752)	(17,772)	(42,739)

Net loss before minority interest	(125,986)	(118,614)		(233,154)	(235,159)	(529,267)
Add (less): 25% minority interest
in net profit (loss) of affiliate	-	6		-	122	(122)
Net loss after minority interest	$(125,986)	$(118,608)		$(233,154)	$(235,279)	$(529,389)

Basic and diluted net loss
per weighted-average shares
of common stock outstanding	$(0.015)	$(0.015)		$(0.028)	$(0.03)	$(0.064)

Weighted average number of shares
of common stock outstanding	$8,313,378	7,881,705		8,313,378	7,936,461	8,313,378

See the summary of significant accounting policies and the accompanying notes to the financial statements.

EAST COAST DIVERSIFIED CORPORATION AND CONSOLIDATED SUBSIDIARIES
(A Development Stage Company) Back to Table of Contents
Consolidated Statement of Stockholders' Deficit (During Development Stage)
For the Period from inception (April 26, 2006) to October 31, 2007

					Additional	Stock		Total
	Preferred		Common		Paid-in	Subscription	Accumulated	stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	deficit

Balance April 30, 2004	-	$-	2,636,216	$2,636	$1,980,025	$-	$(2,075,474)	$(92,813)
Net loss for the year ended April 30, 2005	-	-	-	-	-	-	(60,353)	(60,353)
Balance April 30, 2005	-	-	2,636,162	2,636	$1,980,025		(2,135,827)	(153,166)

Miami Renaissance Group's share
exchange for Registrant's shares	167,650	168	4,635,000	4,635	15,697	(20,500)	(913,656)	(913,656)
Net loss for the year ended April 30, 2006	-	-	-	-	-	-	(21,643)	(21,643)
Balance April 30, 2006	167,650	$168	7,271,216	$7,271	$1,995,722	$(20,500)	$(3,071,126)	$(1,088,465)

Common stock issued for cash	-	-	995,000	995	198,005	-	-	199,000
Common stock issued for services,
including $40,000 capitalized
as leasehold improvements	-	-	550,000	550	91,950	-	-	92,500
Net loss for the year ended April 30, 2007	-	-	-	-	-	-	(507,746)	(507,746)
Balance April 30, 2007	167,650	$168	8,816,216	$8,816	$2,285,677	$(20,500)	$(3,578,872)	$(1,304,711)

Net loss for the six months
ended October 31, 2007	-	-	-	-	-	-	(233,154)	(233,154)
Balance, October 31, 2007	167,650	$168	8,816,216	$8,816	$2,285,677	$(20,500)	$(3,812,026)	$(1,537,865)

See the summary of significant accounting policies and the accompanying notes to the financial statements.

EAST COAST DIVERSIFIED CORPORATION AND CONSOLIDATED AFFILIATE
(A Development Stage Company) Back to Table of Contents
Consolidated Statement of Cash Flows (During the Development Stage)
For the six months ended October 31, 2007 and for the Period from inception (April 26, 2006) to October 31, 2007

		For the Period	Period from
	Six Months	From Inception	Inception
	Ended	(April 26, 2006) to	(April 26, 2006) to
	October 31, 2007	April 30, 2007	October 31, 2007
Net loss before minority interest	$(233,154)	$(529,389)	$(762,543)
Cash flows from operating activities:
Adjustments to reconcile net loss to cash used in operating activities:
Minority interest income 25% minority interest in net profit of affiliate	-	122	122
Common stock issued for consulting fees and services	-	52,500	52,500
Changes in operating assets and liabilities:
Increase in accounts and accrued expenses payable	167,417	192,978	360,395
Increase in deferred rent expense	6,013	17,962	23,975
Increase in accrued interest	23,627	42,816	66,443
Net cash used in operating activities	(36,097)	(223,011)	(259,108)

Cash flows from investing activities:
Net cash acquired in acquisition of Miami Renaissance Group, Inc.	-	2,451	2,451
Costs paid in acquiring pending liquor license	-	(89,964)	(89,964)
Acquisition of leasehold improvements	-	(80,469)	(80,469)
Net cash (used in) provided by investing activities	-	(167,982)	(167,982)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable, related party	-	80,823	80,823
Proceeds from issuance of convertible notes payable, officers	34,705	111,326	146,031
Common stock issued for cash	-	199,000	199,000
Return of capital contributions to limited partners of 75% owned affiliate	-	(125,000)	(125,000)
Decrease in restricted cash	-	126,914	126,914
Net cash provided by financing activities	34,705	393,063	427,768

Net (decrease) increase in cash	(1,392)	2,070	678
Cash at the beginning of the period	2,070	-	-
Cash at end of period	$678	$2,070	$678

Supplementary disclosure of non-cash transactions:
Cash paid during the year for:		-	-	-
Interest expenses		-	-	-
Income taxes
Non-cash operating, investing and financing activities:
Net assets (liabilities) acquired as part of acquisition of Miami Renaissance Group, Inc.
and its partnership subsidiary, Miami Renaissance Partners, Ltd.
Assets acquired:
Cash		$-	$2,451	$2,451
Restricted cash		-	126,914	126,914
Subscription receivable from Miami Renaissance Group, Inc. shareholder on their stock		-	20,500	20,500
Leasehold improvements		-	309,904	309,904
Legal fees paid for pending liquor license		-	3,500	3,500
		-	463,269	463,269
Liabilities acquired:
Accounts and accrued expenses payable		-	354,556	354,556
Convertible notes payable		-	-	-
Officers		-	479,084	479,084
Related parties		-	327,774	327,774
Accrued interest expense payable		-	18,382	18,382
Deferred rent expense		-	51,629	51,629
Minority interest		-	125,000	125,000
		-	1,356,425	1,356,425
		$-	$(893,156)	$(893,156)
Changes in Company’s Stockholders’ Equity
Preferred stock issued at par value	$		$168	$168
Common stock issued at par value			4,635	4,635
Increase in additional paid-in capital resulting from difference in value of shares at par exchanged by Company			15,697	15,697
Accumulated deficit of Miami Renaissance Group at April 25, 2006		-	(913,656)	(913,656)
		$-	$(893,156)	$(893,156)
Restricted common stock issued in exchange for architectural services capitalized as leasehold improvements:
Cost added to leasehold improvements as an asset		$-	$40,000	$40,000
Credited to stockholders’ deficit:
Common stock		-	200	200
Additional paid in capital		-	39,800	39,800
		$-	$40,000	$40,000

EAST COAST DIVERSIFIED CORPORATION AND CONSOLIDATED AFFILIATE
(A DEVELOPMENT STAGE COMPANY)
Notes to the Consolidated Financial Statements Back to Table of Contents

NOTE A - ADJUSTMENTS

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) results of operations for the three months and six months periods ended October 31, 2007 and for the period from inception (April 26, 2006) to October 31, 2007, (b) the financial position at October 31, 2007, (c) the statements of cash flows for the six month period ended October 31, 2007 and for the period from inception (April 26, 2006) to October 31, 2007, and (d) the changes in stockholders' deficit for the six month period ended October 31, 2007 and for the period from inception (April 26, 2006) to October 31, 2007 have been made. The results of operations for the three and six months ended October 31, 2007 are not necessarily indicative of the results to be expected for the full year.

NOTE B – UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for financial statements. For further information, refer to the audited consolidated financial statements and notes thereto for the year ended April 30, 2007 included in the Company's Form 10-KSB filed with the Securities and Exchange Commission on August 29, 2007.

The Company's consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The liquidity of the Company has been adversely affected in recent years by significant losses from operations. As further discussed in Note 9, the Company incurred losses of $233,154 for the six months ended October 31, 2007 and losses during the development stage of Miami Renaissance Group, Inc. ("MRG"), the acquirer/survivor entity in the merger described in Note 1, for the period from the inception of their development stage (February 25, 2004) to April 30, 2006, of $914,049.

At October 31, 2007, the current consolidated Company has limited cash reserves, with its current liabilities exceeding its cash by $1,651,909. In addition, the Company has substantial non-current liabilities, including convertible notes payables, of $409,671, as well as Total Stockholders’ Deficit at that date of $1,537,865.

The aforementioned financial condition indicates that the Company will have substantial difficulty meeting its financial obligations for the balance of this fiscal year. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Recently, operations have been funded by loans in the form of convertible debts issued to officers and other related parties and occasional private placements of common stock.

As further discussed below in Note 1, management is in the process of getting the facility in which it will operate a night club ready for use and will need to seek additional financing in one form or another. The Company is hopeful it will continue to be able to find sufficient financing to complete construction of the nightclub, and begin its operations, and continue as a going concern in its present form. Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern in its present form.

Note 1 - Nature of Business / Organization

Business Description

East Coast Diversified Corporation (the “Company,” also referred to as “East Coast”) was organized on May 24, 1994, under the laws of the State of Florida under the name Plantastic Corp. and changed its name to Viva Golf, USA Corp. in April 1997. The Company acquired 100% of the issued and outstanding shares of common stock of Lifekeepers International, Inc. in exchange for 1,000,000 of its newly issued shares under an Agreement and Plan of Reorganization on October 22, 1998. In connection with this acquisition, the Company changed its name to Lifekeepers International, Inc.

The Company previously held an exclusive licensing agreement to market and distribute golf clubs and related accessories in the continental United States. After the reorganization, the Company changed its business plan to providing mobile non-intrusive medical testing such as ultra-sound screening and blood analysis diagnostic testing.

On May 29, 2003, the Company changed its name to East Coast Diversified Corporation. During the year 2001, the Company discontinued its operations, and remained inoperative until April 26, 2006.

Acquisition of Miami Renaissance Group, Inc. subsidiary and its partnership subsidiary, Miami Renaissance Group, Limited

Miami Renaissance Group, Inc. (“MRG”) was incorporated in February 2004 as a Florida corporation. Upon incorporation, 50,000,000 shares of $.001 par value common stock were authorized. On June 4, 2004, MRG issued 18,860,000 shares of stock to its founders in exchange for a stock subscriptions receivable. On March 1, 2005, MRG issued 1,640,000 shares of stock to its founders in exchange for a stock subscriptions receivable. The stock subscriptions receivable are discussed in detail in Note 10.

On April 26, 2006 the Company acquired 100% of the issued and outstanding shares of common stock of Miami Renaissance Group, Inc. (“MRG,”) a development stage company. As a result, effective April 26, 2006, MRG became a wholly-owned subsidiary of the Company. The majority shareholders of MRG exchanged all of their shares in MRG for 4,635,000 newly issued shares of the Company’s $.001 par value common stock, and 167,650 new issued shares of the Company’s $.001 par value Series A Convertible Preferred Stock. Each share of Series A Preferred Stock is convertible into 100 shares of the Company’s common stock. As a result, MRG became a wholly-owned subsidiary of the Company.

The majority shareholders of MRG, namely the key officers in MRG and its partnership subsidiary (and who will be discussed two paragraphs below), have also become key officers in East Coast since their appointment and replacement of the previous management team in April 25, 2005. In addition, prior to this acquisition, the Company’s publicly traded securities have often been thinly traded in the stock market and can therefore be characterized as a stock subject to penny stock rules. Consequently, the shares exchanged between the Company and MRG were valued based on the par value of the respective shares exchanged, with the difference in aggregate value of $15,697 reflected in additional paid-in capital in a recapitalization in which MRG is identified as the "accounting acquirer.”

MRG was incorporated in Florida in February 2004. MRG has been renting a facility in Miami, Florida to be renovated for the purpose of operating a combined restaurant, nightclub, and parking lot on the premises. MRG began the process of making renovations in 2004, soon after entering into a lease on the premises as described in Note 11. As of October 31, 2007, the renovations on the property were still in progress and the facility had not yet opened to the public. Management expects the completed facility to be open to the public in early 2008.

Pursuant to the terms of a private placement offering described in Note 3, on April 1, 2005, MRG formed a Florida limited partnership, Miami Renaissance Partners, Ltd, ("the Partnership" or "MRP"), in which MRG was the general partner and manager, to raise working capital for the entertainment facility renovation and creation project. MRG was to enter into a sublease agreement with MRP for the completed Florida facility. MRG was to retain a 75% interest in the partnership, with the remainder interest divided amongst limited partners. These financial statements will include the accounts of East Coast, MRG, and MRP, and include the 25% minority interest representing the remainder third party limited partner interests. Since the acquisition took place on April 26, 2006, operations during the development stage were negligible during the year ended April 30, 2006.

Effective April 26, 2006, the Company is considered to be a development stage company.

Note 2 - Summary of Significant Accounting Policies

Principles of consolidation:

These financial statements will include the accounts of East Coast Diversified Corporation, MRG, and MRP and include a 25% minority interest representing the remainder limited partner interest. All significant inter-company balances and transactions have been eliminated in consolidation.

Income taxes:

The Company follows SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance has been provided for the Company's net deferred tax asset, due to uncertainty of realization.

Straight-line lease:

For financial statement purposes, rent expense is recorded on a straight-line basis over the lease term. The difference between the rent expense incurred and the amount paid is recorded as deferred rent and is being amortized over the lease term.

Segment information:

The Company will operate in one segment.

Fair value of financial instruments:

Carrying amounts of certain of the Company’s financial instruments, including cash, cash equivalents, restricted cash, short-term investments, accounts receivable, notes receivable, accrued payroll, and other accrued liabilities, approximate fair value due to their short maturities. The fair values of investments are determined using quoted market prices for those securities or similar financial instruments.

Leasehold improvements:

Leasehold improvements are stated at cost and include architect and design fees to renovate and create the entertainment facility. Leasehold improvements will be amortized using the straight-line method (half-year convention) over the shorter of the estimated useful life or lease term. Amortization will commence once the business operations begins.

Florida Liquor License:

On August 24, 2006, the Company acquired a Florida liquor license for a purchase price of $89,000. At October 31, 2007, the cost of the acquired Liquor License, and related legal fees of $4,464 incurred to acquire it, have been capitalized in the Company’s Balance Sheet as an indefinite life intangible asset.

Impairment of long-lived assets:

The Company reviews the carrying value of both its long-lived and other intangible assets annually, and whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. At October 31, 2007, the Company’s evaluation determined that no provision for impairment of either its other intangible assets (the "Liquor License") or its Leasehold Improvements was required at that date.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Accounting basis:

The Company uses the accrual basis of accounting for financial statement reporting. Accordingly, expenses are realized when the obligation is incurred. The Company is in the development stage and has not generated any revenues to date.

Loss per Share:

The Company complies with the requirements of the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earning per share" ("SFAS No. 128"). SFAS No. 128 specifies the compilation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potentially common stock. Net loss per common share, basic and diluted, is determined by dividing the net loss by the weighted average number of common shares outstanding. As of October 31, 2007, the effect of issuing convertible preferred stock in connection with the Company’s acquisition of MRG on April 26, 2006 has had a negligible dilutive impact on the calculations of earnings per share.

Consideration of Other Comprehensive Income Items:

SFAS No. 130, "Reporting Comprehensive Income," requires companies to present comprehensive income (consisting primarily of net income plus other direct equity changes and credits) and its components as part of the basic financial statements. The Company's consolidated financial statements do not contain any changes in equity that are required to be reported separately in comprehensive income.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” that applies to all voluntary changes in accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 will be effective for the Company for fiscal year ended December 31, 2007. The Company does not anticipate that the adoption of SFAS No. 154 will have an impact on the Company’s overall results of operations or financial position.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140,” that allows a preparer to elect fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a re-measurement (new basis) event, on an instrument-by-instrument basis, in cases in which a derivative would otherwise have to be bifurcated. It also eliminates the exemption from applying Statement 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company does not anticipate that the adoption of SFAS No. 155 will have an impact on the Company's overall results of operations or financial position.

Recent Accounting Pronouncements

In March 2006, the FASB issued SFAS 156, “Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140,” that applies to the accounting for separately recognized servicing assets and servicing liabilities. This Statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. The Company does not anticipate that the adoption of SFAS No. 156 will have an impact on the Company's overall results of operations or financial position.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes. The Interpretation clarifies the way companies are to account for uncertainty in income tax reporting and filing and prescribes a consistent recognition threshold and measurement attribute for recognizing, derecognizing, and measuring the tax benefits of a tax position taken, or expected to be taken, on a tax return. The Interpretation is effective for fiscal years beginning after December 15, 2006, although early adoption is possible. The Company does not plan to adopt early and the Company is currently in the process of evaluating the impact, if any, the adoption of the Interpretation will have on the 2007 financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. The adoption of SFAS No. 157 will not have an impact on the Company's overall results of operations or financial position.

In September 2006, the Financial Accounting Standards Board (“FASB”) the issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 requires companies to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets as a net liability or asset as of December 31, 2006. The new standard does not address the accounting treatment for pension and postretirement benefits in the income statement. This will have no impact on the Company’s results of operations or financial position.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No.159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No.115”. SFAS No.159 permits entities to choose to measure eligible financial instruments and other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option may be applied instrument by instrument but only upon the entire instrument - not portions of the instrument. SFAS No.159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company does not anticipate that the adoption of SFAS No. 159 will have an impact on the Company's overall results of operations or financial position.

Notes 3 – MRG Pre - Merger Private Placement Offering and Related Restricted Cash

On May 13, 2005, MRG made a private placement offering for up to 120 investment units in the Partnership, Miami Renaissance Partners, Ltd, at a subscription price of $25,000 each. Each unit in this non-public offering was to initially represent a 0.002% to 0.007% partnership interest depending on the number of units sold. The offering was made to accredited investors as defined in Rule 501 (a) under the Securities Act of 1933, as amended. The offering was made for a minimum of 30 units, for total proceeds of $750,000, and a maximum of 120 units, for total proceeds of $3,000,000, with the offering to terminate at December 31, 2005 if the minimum units had not been sold. In accordance with the Partnership formation documents, limited partner capital contributions do not bear interest.

Miami Renaissance Partners, Ltd, ("MRP") had received cash contributions from the sale of partnership units to limited partners of $125,000 prior to the MRG merger with East Coast. Accordingly, at April 30, 2006, the Company had recorded $126,914, including interest income earned previously from restricted cash on its balance sheets. Under the terms of the private placement agreement, MRP had not reached the minimum threshold of 30 units sold to access the capital.

During June and July of 2006, MRP returned the $125,000 of cash contributions received from the limited partners.

Note 4 – Income Taxes

The significant components of the Company's deferred tax assets are as follows:

	October 31, 2007	April 30, 2006
Net operating loss carryforward	$1,296,089	$1,216,816
Less valuation allowance	(1,296,089)	(1,216,816)
Net deferred tax assets	$0	$0

The Company has provided for a valuation allowance against the full amount of the deferred tax asset due to management's uncertainty about its realization. The difference between the federal statutory tax rate of 34% and the effective rate of 0% reflected in the accompanying financial statements is attributable to no tax benefit being recorded for the future utilization of the net operating loss carry forwards.

The Company incurred no federal or state income tax expense for the six months ended October 31, 2007 and for period from inception (April 26, 2006) to October 31, 2007, and utilized no tax carry forward losses.

As of October 31, 2007 the Company has available net operating loss carry forwards of $3,812,026 that expire through 2028. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization.

Note 5 – Convertible Notes Payable, Related Party

On August 30, 2005, MRG issued a convertible note payable to Brickell North Investments, Inc. (“Brickell”), in settlement of outstanding sums owed for 2004 and 2005 rent and 2004 real estate taxes in the aggregate amount of approximately $327,774. The note will be adjusted upward for any additional 2005 real estates taxes once that amount has been determined. $110,500 of rent due for the period during the development stage of MRG, (February 25, 2004) to December 31, 2005 was forgiven by Brickell (see Note 7).

The note is convertible to shares of the Company’s common stock at a rate of $.327.

In the event that the Landlord-Holder Brickell did not convert the principal or adjusted principal of the debt to common stock of the Company the note was to be payable in 24 equal monthly installments commencing on June 15, 2006, together with any rent and real estate taxes due on the leased property. In the event of a failure to pay the note or an inability on the part of Brickell to exercise its conversion rights, the principal of the note was to become immediately due and payable together with interest thereon at the rate 6% per annum from the original date of the note. The parties to the convertible note have mutually agreed to extend the time of payment and adjust the date when Brickell may elect to exercise its conversion rights from June 15, 2006 to January 31, 2008. Accordingly, this debt has been presented as a current liability at October 31, 2007.

Brickell is a related party, as described in Note 7.

On October 31, 2006, in consideration for cash proceeds of a loan from James Goldstein, the Company issued a $80,823 convertible note payable to him that accrues interest at 12% per annum and was due on October 31, 2007. The loan holder has agreed to extend the maturity date of the obligation to October 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.

James Goldstein is a related party, as described in Note 7.

As of October 31, 2007 and April 30, 2007, the Company had recorded $11,758 and $6,909 of accrued interest on the convertible notes payable to related party, respectively. Interest expense on this note was $4,849 and $2,099 for the six months ended October 31, 2007 and 2006, respectively, and $11,758 for the period from inception (April 26, 2006) to October 31, 2007.

Note 6 – Convertible Notes Payable to Officers and Shareholder

Convertible notes payable to officers are as follows:

Holder	Terms	October 31, 2007 Balance	April 30, 2007 Balance
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$54,104 note which accrues interest at 6% per annum and is due December 31, 2007. The note is convertible into shares of common stock of the Company at a conversion price of $.50.	$54,104	$54,104
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$4,140 note which accrues interest at 6% per annum and is due April 25, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.50.	4,140	4,140
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$1,463 note which accrues interest at 6% per annum and is due April 30, 2009. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	1,463	1,463
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$6,500 note which accrues interest at 6% per annum and is due October 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	6,500	-
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$570 note which accrues interest at 6% per annum and is due October 31, 2009. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	570	-
Ivo Heiden, Shareholder	$5,515 note which accrues interest at 10% per annum and was due April 30, 2004. The note was convertible into shares of common stock of the Company at the conversion price of $.002. The shareholder has agreed to another extention of the maturity date of the obligation to December 31, 2007.	5,515	5,515
Ivo Heiden, Shareholder	$4,750 note which accrues interest at 10% per annum and was due April 30, 2004. The note was convertible into shares of common stock of the Company at the conversion price equal to the closing bid price of the shares on the date of conversion, but not less than the par value of $.001. The shareholder has agreed to another extention of the maturity date of the obligation to December 31, 2007.	4,750	4,750
Ivo Heiden, Shareholder	$4,185 note which accrues interest at 10% per annum and was due February 3, 2006. The note is convertible into shares of common stock of the Company at the conversion price of $.002. The shareholder has agreed to another extention of the maturity date of the obligation to December 31, 2007.	4,185	4,185
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$125 note which accrues interest at 6% per annum and is due July 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	125	125
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$2,005 note which accrues interest at 6% per annum and was due December 31, 2006. The note is convertible into shares of common stock of the Company at a conversion price of $.002. The shareholder has agreed to extend the maturity date of the obligation to December 31, 2007.	2,005	2,005
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$176 note which accrues interest at 6% per annum and is due October 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	$176	$176
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$360 note which accrues interest at 6% per annum and is due January 31, 2009. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	360	360
Richard Margulies, President/CEO and Chairman of the Board of Directors and shareholder	$3,590 note which accrues interest at 6% per annum and is due July 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	3,950	-
Frank Rovito, CFO, and a Director (Treasurer) and shareholder	$29,980 note which accrues interest at 6% per annum and is due December 31, 2007. The note is convertible into shares of common stock of the Company at a conversion price of $.50.	29,980	29,980
Frank Rovito, CFO, and a Director (Treasurer) and shareholder	$1,600 note which accrues interest at 6% per annum and is due April 25, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.50.	1,600	1,600
Frank Rovito, CFO, and a Director (Treasurer) and shareholder	$2,100 note which accrues interest at 6% per annum and is due October 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	2,100	2,100
Aaron Goldstein, a Director (Secretary) and shareholder	$3,900 note which accrues interest at 6% per annum and is due October 31, 2009. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	3,900	-
Aaron Goldstein, a Director (Secretary) and shareholder	$134,737 note which accrues interest at 6% per annum and is due April 25, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.50.	134,737	134,737
Aaron Goldstein, a Director (Secretary) and shareholder	$10,000 note which accrues interest at 6% per annum and was due December 31, 2006. The note is convertible into shares of common stock of the Company at a conversion price of $.002. The shareholder has agreed to extend the maturity date of the obligation to December 31, 2007.	10,000	10,000
Aaron Goldstein, a Director (Secretary) and shareholder	$75,000 note which accrues interest at 6% per annum and is due December 31, 2007. The note is convertible into shares of common stock of the Company at a conversion price of $.50.	75,000	75,000
Aaron Goldstein, a Director (Secretary) and shareholder	$2,000 note which accrues interest at 6% per annum and is due July 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	2,000	2,000
Aaron Goldstein, a Director (Secretary) and shareholder	$13,000 note which accrues interest at 6% per annum and is due January 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	13,000	13,000
Aaron Goldstein, a Director (Secretary) and shareholder	$179,523 note which accrues interest at 6% per annum and is due December 31, 2007. The note is convertible into shares of common stock of the Company at a conversion price of $.50.	179,523	179,523
Aaron Goldstein, a Director (Secretary) and shareholder	$5,097 note which accrues interest at 6% per annum and is due October 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	5,097	5,097
Aaron Goldstein, a Director (Secretary) and shareholder	$15,000 note which accrues interest at 6% per annum and is due April 30, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	15,000	15,000
Aaron Goldstein, a Director (Secretary) and shareholder	$2,800 note which accrues interest at 6% per annum and is due July 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	2,800	-
Aaron Goldstein, a Director (Secretary) and shareholder	$60,000 note which accrues interest at 6% per annum and was due October 31, 2007. The note is convertible into shares of common stock of the Company at a conversion price of $.002. The shareholder has agreed to extend the maturity date of the obligation to October 31, 2008.	60,000	-
Aaron Goldstein, a Director (Secretary) and shareholder	$15,233 note which accrues interest at 6% per annum and is due October 31, 2008. The note is convertible into shares of common stock of the Company at a conversion price of $.002.	15,233	-
		639,565	604,860
	Less: current portion	633,272	595,002
		$6,293	$9,858

As of October 31, 2007 future maturities of debt for the next two years are as follows:

Years ending October 31:
2008	$633,272
2009	6,293

As of October 31 2007 and April 30, 2007, the Company had recorded $82,739 and $63,961 of accrued interest on the convertible notes payable to officers, respectively. Interest expense on these notes was $18,903 and $16,092 for the six months ended October 31, 2007 and 2006, respectively, and $55,277 for the period from inception (April 26, 2006) to October 31, 2007.

Note 7 – Related Party Transactions

James Goldstein, the father of Aaron Goldstein, who is an officer and director of the Company, is one of the principal owners of Brickell North Investments, Inc. ("Brickell"), the landlord for the Florida entertainment facility lease, and is the holder of the related convertible note payable for $327,774 discussed in Note 5. The note was issued to pay accrued rent for 2005 and 2004 of $207,570 and $8,500, respectively, and real estate taxes of $111,704 during the development stage of MRG (February 25, 2004) to December 31, 2004). $110,500 of rent due for the period from February 25, 2004 to December 31, 2004 was forgiven by Brickell in 2005.

For the period during the development stage of MRG (February 25, 2004) through October 31, 2007, MRG incurred $1,219,321 of rent and real estate taxes under the lease, of which basic rent incurred to Brickell totaled $805,522. The Company’s Consolidated Statements of Operations for the six months ended October 31, 2007 includes $116,928 of basic rent, and $55,852 of real estate taxes incurred by MRG under the lease.

The sub-landlord for the office lease, Comp Tech Technologies, is a company principally owned by Frank Rovito, an officer and director of the Company. For the period from February 25, 2004 to October 31, 2007, MRG incurred $49,200 of rent expense under the sublease. The Company’s Consolidated Statements of Operations for the six months ended October 31, 2007, $7,200 of rent expense incurred by MRG under the sublease.

On March 1, 2005, MRG issued 1,025,000 shares of its common stock to Robert Margulies, the brother of the officer and director Richard Margulies.

Note 8 – Equity Transactions

During the six months ended October 31, 2006, the Company issued 895,000 shares of common stock pursuant to a private offering to accredited investors that was to expire June 30, 2006 at $.20 per share (with gross proceeds of $179,000), in accordance with Regulation D of the Securities Act of 1933, as amended, and Rule 501 promulgated thereunder. The Company's officers and directors directed the sale and received no commissions or other remuneration. In addition, the Company received $20,000 for 100,000 shares of common stock to be issued in the future under this offering. The 100,000 shares were issued on November 27, 2006.

On May 24, 2006, the Company issued 200,000 shares of common stock to Les Beilinson, subject to Rule 144 restrictions, in consideration of architectural services. The Company has capitalized $40,000 in the cost of leasehold improvements related to this stock issuance, based on the $.20 share price received by the Company in the Private Placement described in the preceding paragraph.

On December 18, 2006, the Company issued 350,000 shares of common stock to S. G. Martin Securities, LLC subject to Rule 144 restrictions, in consideration of professional services. The Company has expensed $52,500 in the statement of operations related to this stock issuance, based on the $.15 share price of the Company’s common stock on that date.

Note 9 – Going Concern

These consolidated financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

As shown in the accompanying consolidated financial statements, the Company had incurred cumulative losses of $3,812,026 from inception. The Company's existence in the current period has been dependent upon advances from related parties and other individuals, and the sale of convertible notes payable.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 10 - Stock Subscripton Receivable

MRG issued 18,860,000 and 1,640,000 shares of common stock respectively in 2005 and 2004 to various individuals, and directors of MRG in exchange for stock subscription agreements. The amounts due on the stock subscription agreements were $20,500 at October 31, 2007. The amounts are non-interest bearing and due on demand. The stock subscription receivable amounts have been offset against stockholders' deficit.

Note 11- Commitments and Other Matters

[1] The Company has no current pending litigation.

[2] On June 15, 2004, MRG entered into a lease with Brickell North Investments, Inc., a related party, for the parcels of land and buildings for use in the entertainment facility. The lease term is ten years, with annual increases based on the consumer price index, approximately 3% per year.

[3] In February 2004, MRG entered into a sublease with a related party for office space in Edison, NJ for $1,200 per month. Since the lease expiration in October 2004, the Company has continued to lease the space under a month-to-month arrangement. Management does not consider use of this office space essential to business operations.

[4] 5 Year Table of obligations under leases:

The minimum future obligations for rent under agreements outlined in [2] are as follows:

Years Ending Octobewr 31,	Amounts
2008	$226,260
2009	233,052
2010	240,042
2011	247,242
2012	254,658
Thereafter	395,382
$1,596,636